Exhibit 21

SUBSIDIARIES OF THE COMPANY

	State/ Country of Incorporation	Stock Ownership
West Pharmaceutical Services, Inc.	Pennsylvania	Parent Co.
Tech Group Europe Limited (dba West)	Ireland	100.0
Tech Group Grand Rapids, Inc. (dba West)	Delaware	100.0
TGPR Holdings Limited	Ireland	100.0
W.P.S.F. Limited	England	100.0
WD SG Pte. Ltd.	Singapore	100.0
West Analytical Services, LLC	Delaware	100.0
West Contract Manufacturing, LLC	Delaware	100.0
West Pharma. Services IL, Ltd.	Israel	100.0
West Pharmaceutical Packaging (China) Company Ltd.	China	100.0
West Pharmaceutical Packaging India Private Limited	India	100.0
West Pharmaceutical Products Ireland, Ltd.	Ireland	100.0
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Asia, Ltd.	Taiwan	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West Pharmaceutical Services AZ, Inc.	Arizona	100.0
West Pharmaceutical Services Beograd d.o.o.	Serbia	100.0
West Pharmaceutical Services Brasil Ltda.	Brazil	100.0
West Pharmaceutical Services Colombia S.A.S.	Colombia	100.0
West Pharmaceutical Services Cornwall Limited	England	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
West Pharmaceutical Services France S.A.S.	France	99.9
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Holding II GmbH	Germany	100.0
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Holding Ireland North, Ltd.	Ireland	100.0
West Pharmaceutical Services Holding Ireland South, Ltd.	Ireland	100.0
West Pharmaceutical Services Holding Japan, GK	Japan	100.0
West Pharmaceutical Services Holdings Ltd.	Israel	100.0
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
West Pharmaceutical Services Korea Ltd.	South Korea	100.0
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Normandie SAS	France	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
West Pharmaceutical Services Shanghai Medical Rubber Products Co., Ltd.	China	100.0
West Pharmaceutical Services Singapore (Holding) Pte. Limited	Singapore	100.0
West Pharmaceutical Services Singapore Pte. Ltd.	Singapore	100.0
West Pharmaceutical Services Switzerland GmbH	Switzerland	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0